BK TECHNOLOGIES

NYSE American: BKTI


POLICE

Third Quarter 2025 Earnings Results

Thursday, November 6th, 2025

Safe Harbor Statement

This presentation contains statements about future events and expectations which are "forward-looking statements" within the meaning of Sections 27A of the Securities Act of 1933, as amended, and 21E of the Exchange Act. These forward-looking statements concern the Company's operations, economic performance, and financial condition, including, but not limited to the Company's long-term strategic plan, and are based largely on the Company's beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our Solutions and Radio business lines and the products offered thereunder; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated Solutions products, and our new multiband radio product and other related products in the BKR Series product line; competition in the land mobile radio ("LMR") industry ; general economic and business conditions, including the impacts of high inflation, high interest rates, tariffs and other trade barriers and restrictions, labor and supply shortages and disruptions, federal, state, and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, the effects of natural disasters, changes in climate, severe weather events, geopolitical events, acts of war or terrorism, global health crises and other catastrophic events, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, including a potential U.S. or global downturn or recession; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws, and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers, and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition, disposition or investment transactions; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; impact of rising health care costs; our business with manufacturers located in other countries, including the effects of changes in the U.S. Government and foreign governments' trade and tariff policies, such as recent increases in tariffs by the U.S. and the imposition of increased tariffs and other trade barriers and retaliatory measures by foreign governments; our inventory and debt levels; our ability to comply with the terms, including financial covenants, of our outstanding debt, including fluctuating interest rates; protection of our intellectual property rights; fluctuation in our operating results and stock price; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; or third-party information technology systems upon which we rely; widespread outages, interruptions or other failures of operational, communication or other systems; availability of adequate insurance coverage; environmental, social, and governance matters; maintenance of our NYSE American listing; risks related to being a holding company; our ability to remediate the material weakness in our internal control over financial reporting; and the effect on our stock price and ability to raise capital through future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in the Company's subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statement except as require by law.

This presentation contains specifically identified non-GAAP financial measures, which supplement the results that are reported according to GAAP. These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the presentation. We do not provide reconciliations of forward-looking non-GAAP guidance due to the inherent difficulty in quantifying certain items necessary to provide such reconciliations as a result of their unknown effect, timing and potential significance.

Third Quarter 2025 Highlights

- **Revenue increased 21.0% to $24.4M**
- **Received multiple purchase orders from USDA Forest Service totaling $12.9 million**
- **Gross margin improved to 49.9%** compared with 38.8% in 3Q24
- **Net income increased 46% to $3.4 million**; fully diluted GAAP EPS of **$0.87 compared with $0.63 in 3Q24**
- **Fully diluted non-GAAP adjusted EPS of $1.27** compared with $0.71 in 3Q24
- Strengthened balance sheet; **$21.5 million in cash & cash equivalents** at September 30, 2025


BK

*Adjusted EPS is a non-GAAP measure that adjusts GAAP EPS to reflect the removal of net realized and unrealized loss on investments, non-cash stock-based compensation expense, non-cash deferred tax provision expense, severance, and inventory write-off- New product introduction. A reconciliation of non-GAAP measures is available in the appendix of this presentation.

Driving Gross Margin Expansion


2022
2023
2024
2025
Global Supply Chain Disruption
(GM 19.3%)
Margin Recovery/ Cost Reductions
(GM 30.0%)
Move to East West Target 35%
(GM 37.9%)
Uncertain Tariff Environment
(First Nine Months GM 48.2%)
50.0%
45.0%
40.0%
35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
22.4%
14.2%
18.8%
21.7%
26.1%
27.4%
31.9%
35.1%
34.5%
37.3%
38.8%
41.2%
47.0%
47.4%
49.9%
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4
Q1
Q2
Q3
Q4

Full Year Margin Target of 47%+

BK

Revenue Growth Driven by Growing Demand for BKR Series Radios


YoY Quarterly Revenue
(in Millions)
24
22
20
18
16
14
12
10
$16.3
$17.9
$18.2
$19.1
$20.3
$21.2
$20.2
$24.4
4Q23
4Q24
1Q24
1Q25
2Q24
2Q25
3Q24
3Q25

- **Growing demand for BKR Series radios** continues to drive **year-over-year and sequential revenue growth**
- **21% increase in revenue in 3Q25 compared with 3Q24**
- **YTD 2025 revenue increased 10.2%** compared with YTD 2024
- **Strong federal order activity** in the third quarter; received **multiple purchase orders totaling $12.9 million order from USDA Forest Service**

Strong Financial Results

Income Statement	Three Months Ended		Nine Months Ended	
(in thousands)	**9/30/25**	**9/30/24**	**9/30/25**	**9/30/24**
Sales	**$24,411**	$20,179	**$64,630**	$58,664
Gross Margin	***49.9%***	*38.8%*	***48.2%***	*36.9%*
SG&A	**$7,344**	$5,225	**$19,419**	$16,052
Operating Income	**$4,845**	$2,611	**$11,758**	$5,619
Operating Margin	***19.8%***	*12.9%*	***18.2%***	*9.6%*
Net Income	**$3,436**	$2,357	**$9,309**	$4,702
EPS – diluted	**$0.87**	$0.63	**$2.38**	$1.30
Adjusted Earnings[1]	**$5,005**	$2,656	**$12,351**	$5,645
Adjusted EPS – diluted[1]	**$1.27**	$0.71	**$3.16**	$1.56
Adjusted EBITDA[2]	**$5,252**	$3,109	**$12,895**	$6,949

[1]Adjusted earnings and Adjusted EPS are non-GAAP measures that adjust GAAP net income and GAAP EPS to reflect the removal of net realized and unrealized loss on investments, non-cash stock-based compensation expense, non-cash deferred tax provision expense, severance, and inventory write-off - New product introduction. A reconciliation of non-GAAP measures is available in the appendix of this presentation.
[2]Adjusted EBITDA is a non-GAAP measure that adjusts GAAP Net Income to adjust for interest income/expense, depreciation and amortization and reflect the removal of non-cash charges for changes in investment value that do not reflect the operating performance of the LMR and Solutions products. Adjusted EBITDA also reflects the removal of one-time charges related to the Company's transition of production operations to East West Manufacturing LLC. A reconciliation of non-GAAP measures is available in the appendix of this presentation.

Enhanced Profitability



Quarterly Adjusted EBITDA[1]
$1.4M
$2.5M
$3.1M
$2.7M
$3.2M
$4.4M
$5.3M
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25



Quarterly Adjusted Earnings[2]
$1.1M
$2.0M
$2.7M
$2.4M
$2.4M
$5.1M
$5.0M
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25

[1] Adjusted EBITDA is a non-GAAP measure that adjusts GAAP net income to adjust for interest income/expense, depreciation and amortization and reflect the removal of non-cash charges for changes in investment value that do not reflect the operating performance of the LMR and Solutions products. Adjusted EBITDA also reflects the removal of one-time charges related to the Company's transition of production operations to East West Manufacturing LLC. A reconciliation of non-GAAP measures is available in the appendix of this presentation.

[2] Adjusted earnings is a non-GAAP measure that adjusts GAAP net income to the removal of net realized and unrealized loss on investments, non-cash stock-based compensation expense, non-cash deferred tax provision expense, severance, and inventory write-off- New product introduction. A reconciliation of non-GAAP measures is available in the appendix of this presentation.

Strengthened Balance Sheet

Significantly increased cash position, improved working capital and no debt give BK financial flexibility to execute growth strategy and deliver shareholder value

Working Capital


$23.0M
$33.8M
Cash & Cash Equivalents of $7.1M
Cash & Cash Equivalents of $21.5M
12.31.24
9.30.25

Shareholders' Equity


$29.8M
$41.0M
12.31.24
9.30.25

2025 Goals & Financial Targets

- **Reiterating full year targets:**
  - High-single digit revenue growth
  - Gross margin of 47%+
  - GAAP EPS of $3.15 per diluted share
  - Non-GAAP adjusted EPS of $3.80 per diluted share
- **Continued investments** in sales and marketing to enhance BKR 9000 adoption
- Strategically build R&D and engineering capabilities to **strengthen software expertise and offerings**
- **Ramp development of BKR 9500 mobile radio**; expect to begin recognizing revenue in 2027



[1]Adjusted earnings and Adjusted EPS are non-GAAP measures that adjust GAAP net income and GAAP EPS to reflect the removal of net realized and unrealized loss on investments, non-cash stock-based compensation expense, non-cash deferred tax provision expense, severance, and inventory write-off- New product introduction. A reconciliation of non-GAAP measures is available in the appendix of this presentation.

Q&A


POLICE
BK

Appendix



Reconciliation of Non-GAAP Metrics

	Three Months Ended		Nine Months Ended	
Non-GAAP Adjusted EBITDA (in thousands)	9/30/25	9/30/24	9/30/25	9/30/24
Net Income	$3,436	$2,357	$9,309	$4,702
Adjustments to reconcile net income to EBITDA				
Interest (income) expense, net	(94)	1	(136)	281
Income tax provision	1,452	247	2,397	488
Depreciation and amortization	458	429	1,325	1,251
EBITDA	5,252	3,034	12,895	6,722
Severance	-	75	-	227
Inventory write-off – New product introduction	-	-	-	-
Adjusted EBITDA	$5,252	$3,109	$12,895	$6,949
Adjustments to reconcile net income to Adjusted EPS (non-GAAP)				
Net Income	$3,436	$2,357	$9,309	$4,702
Net realized and unrealized loss on investments	-	-	-	91
Non-cash stock-based compensation expense	637	224	1,455	625
Non-cash income tax provision expense (benefit)	932	-	1,587	-
Severance	-	75	-	227
Inventory write-off – New product introduction	-	-	-	-
Adjusted Earnings (Non-GAAP)	$5,005	$2,656	$12,351	$5,645
Adjusted earnings per share – basic	$1.35	$0.75	$3.39	$1.60
Adjusted earnings per share – diluted	$1.27	$0.71	$3.16	$1.56
Weighted average common shares outstanding, basic	3,708,717	3,539,841	3,643,097	3,536,100
Weighted average common shares outstanding, diluted	3,951,433	3,751,073	3,913,148	3,623,241

Reconciliation of Non-GAAP Metrics, Cont.

Non-GAAP Adjusted EBITDA (in thousands)	1Q24	2Q24	3Q24	4Q24	1Q25	2Q25	3Q25
Net Income	$681	$1,664	$2,357	$3,657	$2,132	$3,741	$3,436
Adjustments to reconcile net income to EBITDA							
Interest (income) expense, net	174	106	1	(15)	(3)	(39)	(94)
Income tax provision (benefit)	21	220	247	(1,472)	670	275	1,452
Depreciation and amortization	407	413	429	442	427	440	458
EBITDA	**1,283**	**2,403**	**3,034**	**2,612**	**3,226**	**4,417**	**$5,252**
Severance	127	85	75	50	-	-	-
Inventory write-off – New product introduction	-	-	-	-	-	-	-
Adjusted EBITDA	**$1,410**	**$2,488**	**$3,109**	**$2,662**	**$3,226**	**$4,417**	**$5,252**
Net Income	$681	$1,664	$2,357	$3,657	$2,132	$3,741	$3,436
Net realized and unrealized loss on investments	91	-	-	-	-	-	-
Non-cash stock-based compensation expense	175	227	224	156	393	425	637
Non-cash deferred income tax provision expense (benefit)	-	-	-	(1,472)	(125)	889	932
Severance	127	85	75	50	-	-	-
Inventory write-off – New product introduction	-	-	-	-	-	-	-
Adjusted Earnings (Non-GAAP)	$1,074	$1,976	$2,656	$2,391	$2,400	$5,055	$5,005
Adjusted earnings per share – basic	$0.30	$0.56	$0.75	$0.67	$0.67	$1.39	$1.35
Adjusted earnings per share – diluted	$0.30	$0.55	$0.71	$0.61	$0.62	$1.30	$1.27
Weighted average common shares outstanding, basic	3,538,507	3,529,910	3,539,841	3,565,916	3,572,576	3,646,503	3,708,717
Weighted average common shares outstanding, diluted	3,554,439	3,564,170	3,751,073	3,939,411	3,893,143	3,893,462	3,951,433

BK
TECHNOLOGIES

NYSE American: BKTI


C12